SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 23, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Issuance of 7.75% Senior Notes

On August 24, 2012, in connection with the exercise in full of the underwriters’ over-allotment option, Winthrop Realty Trust. (the “Company”) issued and sold an additional $11.25 million aggregate principal amount of its 7.75% Senior Notes due 2012 (the “Additional Notes”).  The Additional Notes were issued pursuant to an indenture, dated as of August 6, 2012 (the “Base Indenture”), and a first supplemental indenture thereto, dated as of August 15, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and the Bank of New York Mellon, as trustee (the “Trustee”).

The Additional Notes, together with the $75.0 million aggregate principal amount of the Company’s 7.75% Senior Notes due 2012 (the “Original Notes” and, together with the Additional Notes, the “Notes”) bear interest at a rate of 7.75% per year on the principal amount, accruing from August 15, 2012. Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2012.  The Notes will mature on August 15, 2022, unless previously redeemed or repurchased in accordance with their terms prior to such date.

For a more detailed description of the Notes, please see item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2012 (the “August 15 8-K”), which description is incorporated herein by reference.

WRT Note

Upon the issuance of the Additional Notes, the Company loaned the net proceeds of the offering to WRT Realty L.P. (“WRT”), its wholly-owned subsidiary, which will use such proceeds to fund future acquisitions and/or for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions.  The loan is evidenced by a promissory note (payable to the Company in the principal amount of $11.25 million (the “Additional WRT Note”) and containing the same interest payment terms and maturity dates as the Notes.  The Additional WRT Note will be pari passu with all existing and future unsecured senior indebtedness of WRT including the previously issued $75.0 million note from WRT to the Company issued in connection with the issuance of the Original Notes.   Pursuant to the terms of the WRT Note, upon any acceleration of the Notes, the indebtedness represented by the WRT Note will be simultaneously and automatically accelerated.

The descriptions of the Supplemental Indenture, the Notes, the WRT Note and the Pledge Agreement contained herein are qualified in their entirety by reference to the full text of the Supplemental Indenture, the form of Note, and the WRT Note, copies of which are attached as Exhibit 4.1, 4.2, 10.1 and 10.2, respectively, to the August 15 8-K and are incorporated herein by reference.  For a more detailed description of the Supplemental Indenture, the Notes, and the WRT Note see the disclosure under the caption “Description of Notes” contained in the Company’s prospectus, dated August 8, 2012, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

Item 8.01.  Other Matters

           On August 23, 2012, Winthrop issued a press release announcing the exercise by the underwriters’ of the over-allotment option in full.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of August, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer